EXHIBIT 10.7

SEACHANGE INTERNATIONAL, INC.

Non-Qualified Stock Option Agreement

for Employees

SeaChange International, Inc., a Delaware corporation (the “Company”), hereby grants as of <date> to <name> (the “Employee”), an option to purchase a maximum of <number> shares (the “Option Shares”) of its Common Stock, $.01 par value (“Common Stock”), at the price of $ per share, on the following terms and conditions:

1. Grant Under the 2011 Compensation and Incentive Plan. This option is granted pursuant to and is governed by the Company’s 2011 Compensation and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Non-Qualified Stock Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Subsidiary (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

3. Vesting of Option if Employment Continues. For the purpose of determining the vesting of the option granted hereunder, the vesting date will be <date> (the “Vesting Date”) and the option will vest over three years. If the Employee has continued to be employed by the Company or any Subsidiary on the following dates, the Employee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

Less than one year from the Vesting Date	-	No Shares
One year from the Vesting Date	-	33.33%
Each subsequent quarter following one year from the Vesting Date	-	an additional 8.34% of the total number of shares granted

Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Compensation Committee (the “Committee”) may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and, while the Employee continues to be employed by the Company or any Subsidiary, this option may be exercised on or before the date which is 10 years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Employee ceases to be employed by the Company or any Subsidiary.

4. Termination of Employment.

(a) Termination Other Than for Cause. If the Employee ceases to be employed by the Company or any Subsidiary, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of three months from the Employee’s last day of employment, but in no event later than the scheduled expiration date. In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

(b) Termination for Cause. If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Employee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

(c) Definition of Cause. “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company or Subsidiary in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Subsidiary which results in direct or indirect loss, damage or injury to the Company or Subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Subsidiary; or (vi) the commission of an act which constitutes unfair competition with the Company or Subsidiary or which induces any customer or supplier to breach a contract with the Company or Subsidiary.

5. Death; Disability.

(a) Death. If the Employee dies while in the employ of the Company or any Subsidiary, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee’s estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date.

(b) Disability. If the Employee ceases to be employed by the Company or any Subsidiary by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date.

(c) Effect of Termination. At the expiration of the 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 3(d) of the Plan, to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7. Payment of Price.

(a) Manner of Payment. The option price shall be paid in the following manner:

(i)	by either cash, check or fund transfer from the Employee’s account maintained with a Company-designated third party commercial provider (the “Third Party Commercial Provider”);

(ii)	subject to paragraph 7(b) below, by delivery of shares of the Company’s Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

(iii)	by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

(iv)	by any combination of the foregoing.

(b) Limitations on Payment by Delivery of Common Stock: If the Employee delivers Common Stock held by the Employee (“Old Stock”) to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised (i) by written notice to the Company at its principal executive office, (ii) by written notice to such transfer agent as the Company shall designate or (iii) by notification of the Third Party Commercial Provider in accordance with the procedures approved by the Company and of which the Employee shall have ongoing access by means of accessing the Employee’s account maintained with the Third Party Commercial Provider. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed (either in writing or by electronic transmission) by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, such certificate or certificates shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee’s lifetime only the Employee can exercise this option.

10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

11. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Subsidiary to continue the Employee in employment.

12. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option in accordance with Section 8. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

14. Withholding Taxes. If the Company or any Subsidiary in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Subsidiary may withhold from the Employee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Subsidiary, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or any Subsidiary does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Subsidiary, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

15. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

16. Provision of Documentation to Employee. By signing this Agreement (either in writing or by electronic transmission) the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

17. Miscellaneous.

(a) Notices. Except as explicitly provided for herein or in the Plan, all notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties (either in writing or by electronic transmission).

(c) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

(f) Data Protection Waiver. The Employee understands and consents to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Employee’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Employee’s employment and/or residence. Information relating to the Employee’s participation under the Plan may constitute personal data that is subject to the Company’s policies on protection and use of personal data.

(g) Clawback. This option and any resulting payment or delivery of shares of the Company’s Common Stock is subject to set-off, recoupment, or other recovery or “claw back” as required by applicable law or by a Company policy on the claw back of compensation, as amended from time to time.

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IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

SEACHANGE INTERNATIONAL, INC.
Signature of Employee

By:
Print Name of Employee	Signature

Street Address	Name of Officer

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